Exhibit 8.1

[Morrison & Foerster LLP Letterhead]

April 28, 2008

Zions Bancorporation
One South Main
Suite 1500
Salt Lake City, Utah 84111

Re:	Zions Bancorporation Issuance of Employee Stock Option Appreciation Rights Securities Series 2008

Ladies and Gentlemen:

We have acted as counsel to Zions Bancorporation (the “Company”), in connection with the offering by the Company of 180,000 units of its Employee Stock Option Appreciation Rights Securities, Series 2008 (the “Offered Securities”).  The Offered Securities are the subject of (i) a registration statement filed on March 31, 2006 on Form S-3 (the “Registration Statement”) by the Company with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (the “Securities Act”), (ii) a prospectus included as part of such Registration Statement (the “Base Prospectus”) and (iii) a supplement to the Base Prospectus dated April 28, 2008 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

           For purposes of rendering the opinion expressed herein, we have examined and relied upon originals or copies of the following, with your consent: (i) the Registration Statement; (ii) the Prospectus; and (iii) such other documents as we have considered relevant to our analysis.  In our examinations we have assumed the authenticity of original documents, the accuracy of copies, the truthfulness of statements of fact set forth therein, the genuineness of signatures and the legal capacity of signatories.  We have also assumed all parties to such documents have acted, and will act, in accordance with their terms.

Our opinion is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof.  The provisions of the Code and the Treasury regulations, IRS administrative pronouncements and case law upon which this opinion is based are subject to change at any time, perhaps with retroactive effect.  In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

The opinion herein is strictly limited to the matters stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein. We express no opinion as to matters governed by any laws other than the federal income tax laws of the United States in existence as of the date hereof.

Based upon and subject to the foregoing and the paragraphs below, it is our opinion that the statements set forth in the Prospectus Supplement under the heading “Material United States Federal Income Tax Consequences,” to the extent they constitute legal conclusions relating to matters governed by the federal income tax laws of the United States, and subject to the limitations and qualifications set forth therein, are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company to be filed with the SEC and to the Registration Statement, and to the reference to us in the Prospectus Supplement under the caption “Legal Matters.”  In giving these consents, we do not admit we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.

This opinion is furnished to you solely for use by you in connection with the offer and sale by the Company of the Offered Securities while the Registration Statement and the Prospectus are in effect.  Neither this letter nor any opinion expressed herein may be relied upon by any other person or entity without our prior written consent.  Nothing herein should be considered to impose on the recipient of this written advice any limitation on disclosure of the tax treatment or tax structure of the transaction or matters described herein.  Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. We undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

                            Very truly yours,

                            /s/  Morrison & Foerster LLP